                                                                 Exhibit10(f)(3)

Inter Act Electronic Marketing, Inc.
5032 Parkway Plaza Blvd.
Charlotte, NC 28217
Tel. 704-329-6900 Fax 704-329-6927






                                 June 16, 2000




Mr. Stephen R. Leeolou                          Mr. Haynes Griffin
9801 Deerbrook Lane                             309 Sunset Drive
Charlotte, NC  28210                            Greensboro, NC 27408

Mr. Stuart S. Richardson                        Mr. L. Richardson Preyer, Jr.
32 Bibbins Road                                 3309 Carriage Trail
Easton, CT  06612                               Hillsborough NC  27278

Piedmont Harbor-Piedmont Associates             Mr. Robert A. Silverberg
   Limited Partnership                          1777 Larimer Street, #2310
701 Green Valley Road                           Denver, CO  80202
Greensboro, NC  27408
Attn:  General Partner

Mr. Richard A. Horvitz
85 Stonewood Drive
Moreland Hills, OH  44022

     Re:  Guaranties of $5,000,000 First Union Financing

Gentlemen:

     Reference is made to the proposed $5,000,000 Promissory Note (the "First Union Note") dated as of the date hereof, and any related Security Agreement as from time to time in effect, made by the undersigned InterAct Electronic Marketing, Inc. (the "Company"), as borrower, in favor of First Union National Bank ("First Union"). Further reference is made to the proposed Unconditional Guaranties of even date with the First Union Note (each a "Guaranty" and, together, the "Guaranties") made or to be made by each of you in favor of First Union.

     As consideration for your execution and delivery of your respective Guaranties, the Company hereby agrees to pay to each of you a guarantor's fee in an amount per annum
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Guarantors of First Union Financing
June 16, 2000
Page 2

calculated by multiplying (x) the maximum principal amount of the Company's obligations under the First Union Note guaranteed by you by (y) the difference between (i) the effective rate of interest (not including any penalty or default rates), as determined on any date of payment of such fee, payable by the Company pursuant to its unguaranteed bridge financing (the "First Greenwich Financing") with First Greenwich Capital, LLC ("First Greenwich") dated May 19, 2000, as from time to time in effect (or at any time after such financing has been repaid in full, the last effective interest rate thereunder) and (ii) the effective rate of interest (not including any penalty or default rates), as determined on any date of payment of such fee, payable by the Company under the First Union Note and (z) .01. Such payment or payments shall be made on the same date or dates as interest is required to be paid under the First Union Note with a final payment (prorated as necessary for any partial period) payable on the same date as repayment in full of the Company's obligations under the Loan Agreement (whether by payments made under the Guaranties or otherwise).

     As further consideration for your respective Guaranties, in the event that any of you is required to make your payment with respect to your Guaranty, the Company hereby agrees to grant to such of you as make such a Guaranty payment, on the date of such Guaranty payment, a five-year warrant to purchase for $14 per share that number of shares of common stock of the Company (rounded up to the nearest whole number) as would be determined by multiplying (x) the principal amount paid by you with respect to your Guaranty by (y) .05 and then
dividing the product thereof by 14.   Such warrant shall otherwise be on terms
and in a form substantially equivalent to the form of warrant proposed to be issued to First Greenwich in the event of nonpayment under the First Greenwich Financing.

     In the event that any of you is required to make any payment on your Guaranty, the Company hereby confirms your right of subrogation to any and all rights of First Union (including without limitation any security interests of First Union in the Company's assets) and agrees that the Company shall immediately reimburse you for all amounts paid to First Union under your Guaranty. The Company further agrees that, if it shall fail to immediately repay you, from and after the time at which you are subrogated to the rights of First Union under the First Union Note, the rate of interest under the First Union Note for which the Company shall be obligated to you shall be increased to the lesser of 22.5% or the maximum rate allowed by law, that being the default rate specified by First Greenwich in its unguaranteed financing.

     You hereby agree among yourselves and for the benefit of the Company, that should you exercise your subrogation rights and be substituted for First Union, as lender, then any actions by you pursuant to any of First Union's loan documents (including without limitation designation of an agent or collateral agent to take actions on your behalf) may and shall be taken only upon the approval of a majority in interest (by principal amount) of holders of such former First Union obligations, such approval to be evidenced in writing to the Company.

     Except as herein otherwise specifically provided, the rights and priorities of the parties shall be determined in accordance with applicable law. This agreement shall be governed by the
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Guarantors of First Union Financing
June 16, 2000
Page 3

laws of the State of North Carolina and shall inure to the benefit of you and your respective successors and assigns.

     If the foregoing corresponds with your understanding of our agreement, kindly sign both original counterparts of this letter delivered to you and return to the Company one original counterpart signed by you, at which time this letter shall become binding on the Company. This letter may be executed in multiple counterparts, each of which shall be deemed to be one and the same original.

                               Very truly yours,

                               INTERACT ELECTRONIC MARKETING, INC.



                               By:  /s/ Thomas J. McGoldrick
                               Title:  CFO


ACCEPTED AND AGREED:



/s/ Stephen R. Leeolou
--------------------------
Stephen R. Leeolou



/s/ Stuart S. Richardson
----
Stuart S. Richardson



PIEDMONT HARBOR-PIEDMONT ASSOCIATES LIMITED PARTNERSHIP


By: /s/ Stuart S. Richardson
Stuart S. Richardson, General Partner
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Guarantors of First Union Financing
June 16, 2000
Page 4


ACCEPTED AND AGREED:



/s/ Richard A. Horvitz
----
Richard A. Horvitz



/s/ Haynes G. Griffin
----
Haynes G. Griffin



/s/ L. Richardson Preyer, Jr.
----
L. Richardson Preyer, Jr.



/s/ Robert A. Silverberg
----
Robert A. Silverberg